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Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for Tender of Shares of Common Stock
of
MicroFinancial Incorporated
at
$10.20 NET PER SHARE
Pursuant to the Offer to Purchase
by
MF Merger Sub Corp.
a wholly owned subsidiary of
MF Parent LP
(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON WEDNESDAY, JANUARY 21, 2015 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) Share Certificates (as defined below) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the "Depositary") on or prior to the expiration of the Offer. This form may be transmitted by facsimile transmission or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below). The procedures for guaranteed delivery may not be used during any subsequent offering period.

The Depositary for the Offer is:

By Mail:	By Hand or Overnight Courier
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

        Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above, or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

        This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on the letter of transmittal for Shares (as defined below) enclosed with the Offer to Purchase (the "Letter of Transmittal") is required to be guaranteed by an "Eligible Institution" (as defined in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment for Shares" of the Offer to Purchase) and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. As used herein, "Share Certificates" refers to certificates of shares of Common Stock (as defined below).

Ladies and Gentlemen:

        The undersigned hereby tenders to MF Merger Sub Corp., a Massachusetts corporation and a wholly-owned subsidiary of MF Parent LP, a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 19, 2014 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock (including restricted shares), par value $0.01 per share (the "Common Stock" or the "Shares"), of MicroFinancial Incorporated, a Massachusetts corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s)

(please type or print)
Certificate No(s). (if available)(1):

Address(es):
☐ Check if securities will be tendered by book-entry transfer Name of Tendering Institution:	(zip code)
Area Code and Telephone No.(s):

DTC Account No.:	Signatures(s):

Dated: , 201

(1)
Include certificate numbers for the Shares being tendered.

 GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees to deliver to the Depositary Share Certificates, in proper form for transfer, or all tendered Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2—"Acceptance for Payment and Payment for Shares" of the Offer to Purchase), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment for Shares" of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ trading days after the date hereof.

Name of Firm:
Address:
(zip code)
(Authorized Signature)
Name:	(please type or print)
Title:

Area Code and Tel. No.:

Date:	,	201

Note:
Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal.

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  Exhibit (a)(1)(C)
The Depositary for the Offer is
GUARANTEE (Not to be used for signature guarantees)